[EXHIBIT NO. 1 TO COMBINED PROXY STATEMENT AND PROSPECTUS - AGREEMENT AND PLAN OF REORGANIZATION]

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of the 16th day of May, 1996, by and among the Leeb Personal Finance Investment Trust, an Ohio business trust (the "Leeb Trust"), with its principal place of business at 45 Rockefeller Plaza, Suite 2570, New York, NY 10111 for itself and on behalf of its authorized series, the Leeb Personal Finance Fund (the "Personal Finance Fund"), and the Accolade Funds, a Massachusetts business trust (the "Accolade Trust"), with its principal place of business at 7900 Callaghan Road, San Antonio, Texas 78229, for itself and on behalf of its newly-established series the MegaTrends Fund (the "Fund").

                             PLAN OF REORGANIZATION

     The reorganization (hereinafter referred to as the "Plan of Reorganization") will consist of (i) the acquisition by the MegaTrends Fund of substantially all of the property, assets and goodwill of the Personal Finance Fund in exchange solely for shares of beneficial interest in the MegaTrends Fund, (ii) the distribution of such shares of the MegaTrends Fund shares to the stockholders of the Personal Finance Fund according to their respective interests, and (iii) the dissolution of the Personal Finance Fund as soon as practicable after the closing provided for in Section 3, all upon and subject to the terms and conditions of the Agreement hereinafter set forth.

     A special meeting of the shareholders of the Personal Finance Fund (the "Meeting") will be called for the purposes of (i) considering adoption of this Agreement and Plan of Reorganization (the "Agreement"); (ii) considering a proposal to authorize the Personal Finance Fund, as the sole shareholder of the MegaTrends Fund immediately prior to the reorganization contemplated by this Agreement, to: (a) approve the proposed Investment Advisory and Sub-Advisory Agreements, (b) approve the proposed Plan of Distribution under Rule 12b-1 of the Investment Company Act of 1940, (c) ratify the selection of Price Waterhouse LLP as the MegaTrends Fund's independent accountant for the current fiscal year, and (d) provide such other approval or ratification as may be necessary to consummate the transactions contemplated herein; and (iii) considering any other business as may properly come before the Meeting. The agenda for such Meeting may include such other proposals as the Board of Trustees of the Leeb Fund may deem appropriate.

                                    AGREEMENT

     In order to consummate the Plan of Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. SALE AND TRANSFER OF ASSETS, LIQUIDATION AND DISSOLUTION OF THE PERSONAL FINANCE FUND

     a. The Personal Finance Fund agrees that it will convey, transfer and deliver to MegaTrends Fund at the closing provided for in Section 3 (hereinafter called the "Closing") all of its then existing assets free and clear of all liens, encumbrances and claims whatsoever, except for cash or bank deposits in an amount necessary to pay: (i) its costs and expenses of carrying out this Agreement,(including but not limited to any income dividend payable prior to the Closing Date, and expenses of its liquidation and dissolution contemplated hereunder); (ii) to discharge its unpaid liabilities on its books at the Closing Date; and (iii) to pay such contingent liabilities as its Trustees shall reasonably deem to exist against the Personal Finance Fund, if any, at the Closing Date, for which contingent and other appropriate liability reserves shall be established on the Personal Finance Fund's books. Any unspent portion of such funds retained shall be delivered to the MegaTrends Fund upon dissolution of the Personal Finance Fund.

     b. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of the Personal Finance Fund herein contained, and in consideration of such sale, conveyance, transfer and delivery, MegaTrends Fund agrees at the Closing to deliver to the Personal Finance Fund the number of shares of beneficial interest of the MegaTrends Fund determined as set forth in
          Section 2 hereof.

     c. Immediately following the Closing Date, the Personal Finance Fund will liquidate and distribute pro-rata to its shareholders of record as of the close of business on the Closing Date, the shares of beneficial interest of the MegaTrends Fund received by the Personal Finance Fund pursuant to this Section 1. Such liquidation and distribution will be accompanied by the establishment of open accounts on the share records of MegaTrends Fund in the names of such shareholders of the Personal Finance Fund representing the respective pro rata number of MegaTrends Fund shares due such shareholders. Fractional shares of the Personal Finance Fund's shares of

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                            Exhibit No. I - Agreement and Plan of Reorganization
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          beneficial  interest  will be carried to the third decimal  place.  As promptly as  practicable  after the Closing  Date,  each holder of any
          outstanding  certificate  or  certificates   theretofore  representing
          shares of beneficial interest of the Personal Finance Fund may surrender the same to a transfer agent designated by MegaTrends Fund and request in exchange a certificate or certificates representing the number of whole and fractional shares of beneficial interest of MegaTrends Fund into which the shares of the Personal Finance Fund
          theretofore   represented  by  the   certificate  or  certificates  so
          surrendered shall have been converted. Certificates for fractional shares of MegaTrends Fund will not be issued, however, but shall continue to be carried for the open account of such shareholder. Until so surrendered, each outstanding certificate which, prior to the Closing Date, represented shares of beneficial interest of the Personal Finance Fund shall be deemed for all corporate purposes to evidence ownership of the number of shares of beneficial interest of the MegaTrends Fund into which the shares of beneficial interest of the Personal Finance Fund (which, prior to the Closing Date, were represented thereby) have been so converted.

     d. As promptly as practicable after the liquidation of the Personal Finance Fund as aforesaid, the Personal Finance Fund shall be dissolved pursuant to the provisions of the General Laws of the State of Ohio and its legal existence shall be terminated as provided therein.

2.   EXCHANGE RATIO

     a. The value of the Personal Finance Fund's assets to be acquired by the MegaTrends Fund hereunder shall be the net asset value computed as of the close of business (close of the New York Stock Exchange) on the Closing Date, using the valuation procedures set forth in the MegaTrends Fund's registration statement under the Securities Act of 1933.

     b. The total net assets of the Personal Finance Fund determined under (a) shall be divided by the number of shares of its outstanding shares of beneficial interest, to determine the Personal Finance Fund's net asset value per share as of the close of business on the Closing Date.

     c. The net asset value of a MegaTrends Fund share of beneficial interest shall be determined to the nearest full cent as of the close of business on the Closing Date, using the valuation as set forth in MegaTrends Fund's registration statement under the Securities Act of 1933.

     d. The net asset value per share for the Personal Finance Fund as determined in (b) shall then be divided by the MegaTrends Fund net asset value per share as determined in (c) to determine the exchange ratio.

3.   CLOSING AND CLOSING DATE

     The Closing shall be November 15, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of MegaTrends Fund, at 4:30 p.m., Eastern Standard Time. The Personal Finance Fund shall, on or before the Closing of its assets, deliver to Bankers Trust, as Custodian for MegaTrends Fund, all of its assets. The Personal Finance Fund shall deliver at the Closing a list of names and addresses of the shareholders of the Personal Finance Fund and the number of shares owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by open accounts, all as of the close of business on the Closing Date, certified by its transfer agent. MegaTrends Fund shall issue and deliver a certificate or certificates evidencing the shares of the MegaTrends Fund's shares of beneficial interest to be delivered at the Closing to said transfer agent registered in such manner as the Personal Finance Fund may request, or provide evidence satisfactory to the Personal Finance Fund that such shares of the MegaTrends Fund's shares of beneficial interest have been registered in an open account on the books of the MegaTrends Fund in such manner as the Personal Finance Fund may reasonably request. Simultaneous with the Closing, the parties shall cause the filing of Articles of Transfer with respect to the sale and transfer of assets contemplated hereunder with the Department of Assessments and Taxation of the State of Ohio.

4.   REPRESENTATIONS AND WARRANTIES BY THE PERSONAL FINANCE FUND

     The  Personal Finance Fund represents and warrants that:

     a. The Personal Finance Fund is a series of shares of an Ohio business trust duly organized, validly existing and in good standing under the laws of the State of Ohio and has all power and authority to conduct its business as such business is now being conducted;

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                            Exhibit No. I - Agreement and Plan of Reorganization
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     b.   The Personal Finance Fund has a duly authorized  capital consisting of
          unlimited  shares  of  beneficial   interest  of  which  approximately
          2,952,795 shares were issued and outstanding on the date hereof. All of its presently outstanding shares are validly issued, fully paid and non-assessable by it;

     c. The Personal Finance Fund is duly registered as a diversified, open-end management company under the Investment Company Act of 1940;

     d. There has been mailed to each shareholder of record of the Personal Finance Fund entitled to vote at the meeting of shareholders, at which action this Agreement is to be considered, a combined proxy statement and prospectus which complies in all material respects with the applicable provisions of the Federal securities laws and the rules and regulations thereunder;

     e. The financial statements appearing in the Personal Finance Fund's annual report for the year ended June 30, 1996, audited by Arthur Andersen LLP, a copy of which has been delivered to MegaTrends Fund, and similar unaudited financial statements and other financial data as of December 31, 1995, and for the period then ended, which have been delivered to the MegaTrends Fund by the principal financial officer of the Personal Finance Fund, fairly present the financial position of the Personal Finance Fund as of the respective dates indicated, and the results of its operations and changes in net assets for the respective periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis.

          From the date of the most recent report referred to above, there has not been any material adverse change in the Personal Finance Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business or as a result of this transaction. For the purposes of this paragraph, a decline in net assets of the Personal Finance Fund shall not constitute a material adverse change.

     f. The Personal Finance Fund has no material contracts or other commitments (other than this Agreement) which will be terminated with liability to the Personal Finance Fund prior to Closing, except contracts entered into in the ordinary course of its business and this Agreement.

5.   REPRESENTATIONS AND WARRANTIES BY THE MEGATRENDS FUND

     MegaTrends Fund represents and warrants that:

     a. MegaTrends Fund is a Massachusetts business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all power and authority to conduct its business as such business is presently being conducted;

     b. MegaTrends Fund has duly authorized capital consisting of unlimited shares of beneficial interest. On the date of this Agreement, MegaTrends Fund had issued an outstanding approximately zero shares of beneficial interest;

     c.   MegaTrends  Fund  is  duly  registered  as  a  diversified,   open-end
          investment company under the Investment Company Act of 1940 and is authorized to offer and sell shares of beneficial interest in its two series;

     d. MegaTrends Fund will file with the United States Securities and Exchange Commission a Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933 relating to the MegaTrends Fund's shares of beneficial interest issuable hereunder. Appropriate portions of such Registration Statement after effectiveness will be delivered to shareholders of the Personal Finance Fund as proxy materials in connection with the solicitation of proxies approving the proposed transaction, and other portions will be available upon request by shareholders. The Registration Statement will note, on its facing page, that the securities proposed to be distributed thereunder have previously been registered in accordance with Rule 24f-2 under the Investment Company Act of 1940. At the time such Registration Statement becomes effective, it (i) will comply in all material respects with the provisions of the Securities Act of 1933 and the rules and regulations promulgated thereunder, and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time the Registration Statement becomes effective, at the time of the Personal Finance Fund's shareholders' meeting and at the Closing Date, the prospectus included therein will not contain an untrue statement of a material fact or omit to state a material fact

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                            Exhibit No. I - Agreement and Plan of Reorganization
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          necessary  to  make  the  statements  therein,  in  the  light  of the circumstances under which they were made, not misleading;

     e. The shares of beneficial interest of MegaTrends Fund are duly qualified for offering to the public in all states of the United States, and there are a sufficient number or value of shares of each share so qualified and a sufficient number of shares registered under the Securities Act of 1933, pursuant to the Investment Company Act of 1940 Rule 24f-2, to permit the transfers contemplated by this Agreement to be consummated.

          From the date of the most recent report referred to above, there has not been any material adverse change in the MegaTrends Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business or as a result of this transaction. For the purposes of this paragraph a decline in net assets of the MegaTrends Fund shall not constitute a material adverse change.

6.   REPRESENTATIONS AND WARRANTIES BY PERSONAL FINANCE FUND AND MEGATRENDS FUND

     The Personal Finance Fund and MegaTrends Fund each represent and warrant to the other that:

     a. The statement of assets and liabilities to be furnished by it as of the close of business on the Closing Date for the purpose of determining the number of shares of MegaTrends Fund shares of beneficial interest to be issued pursuant to Section 1 of this Agreement will accurately reflect its net assets and outstanding shares of beneficial interest as of such date in conformity with generally accepted accounting principles applied on a consistent basis;

     b. On the Closing Date it will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in (a) above free and clear of all liens or encumbrances of any nature whatever except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto;

     c. There is no material suit, action or legal or administrative proceeding pending or threatened against it, other than as disclosed in the Combined Proxy Statement and prospectus prepared in connection with the meeting at which action on this Agreement will be taken;

     d. By Closing Date, all of its Federal and other tax returns and reports required by law to be filed shall have been filed, and all Federal and other taxes shown due on said returns shall have been paid;

     e. The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of each Corporation and this Agreement constitutes the valid and binding obligation of each Corporation enforceable in accordance with its terms; and

     f. The party is not, and the execution, delivery and performance of this Agreement will not result, in material violation of the party's Declaration of Trust or By-laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the party is a party or is bound.

7.   COVENANTS OF THE PERSONAL FINANCE FUND AND THE MEGATRENDS FUND

     a. The Personal Finance Fund and MegaTrends Fund each covenant to operate its business in the ordinary course between the date hereof and the Closing Date.

     b. The Personal Finance Fund undertakes that it will not acquire the MegaTrends Fund shares for the purpose of making any distribution thereof other than to its own shareholders.

     c. The Personal Finance Fund undertakes that it will at its own expense prepare and file with the Securities and Exchange Commission a Report on Form N-SAR pursuant to the requirements of the Investment Company Act of 1940 through the Closing Date.

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                            Exhibit No. I - Agreement and Plan of Reorganization
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8.   CONDITIONS   PRECEDENT  TO  BE  FULFILLED  BY  PERSONAL  FINANCE  FUND  AND
     MEGATRENDS FUND

     The obligations of each of the parties to effectuate the Plan of Reorganization hereunder shall be subject to the following conditions:

     a. The representations and warranties of each Party contained herein shall be true as of and at the Closing Date with the same effect as though made at such date; each Party shall have performed all obligations required by this Agreement to be performed by it prior to the Closing Date; and each Party shall have delivered to it a certificate dated as of the Closing Date and signed by its Chairman of the Board or President and by its Secretary or Assistant Secretary to the foregoing effect;

     b. Each Party shall have delivered a certified copy of the resolutions approving this Agreement adopted by at least a majority vote of its Trustees, including a majority of its Trustees who are not "interested persons" as defined in the Investment Company Act of 1940;

     c. The Securities and Exchange Commission shall not have issued an unfavorable advisory report under Section 25(b) of the Investment Company Act of 1940 nor instituted any proceeding seeking to enjoin consummation of the reorganization under Section 25(c) of the Investment Company Act of 1940;

     d. The holders of at least a majority of the outstanding shares of beneficial interest of the Personal Finance Fund shall have voted in favor of the adoption of this Agreement and the reorganization contemplated hereby at an annual or special meeting;

     e. The Personal Finance Fund shall have declared a distribution or distributions prior to the Closing Date which, together with all previous distributions, shall have the effect of distributing to its shareholders all of its net investment income since the close of its last fiscal year; and

     f. The Accolade Trust shall have received the opinion of legal counsel for the Accolade Trust, dated as of the date of the Closing and addressed to the Trust, to the effect that:

          (i) provided the acquisition is carried out in accordance with the applicable laws of Massachusetts, the acquisition by the
               MegaTrends Fund of substantially all of the assets of the Personal Finance Fund as provided for herein in exchange for MegaTrends Fund shares will qualify as a reorganization within the meaning of Section 368(a) of the Code, and MegaTrends Fund will each be a party to the respective reorganization within the meaning of Section 368(b) of the Code; for purposes of this opinion, "substantially all" means at least 70% of the fair market of the gross assets and at least 90% of the fair market value of the net assets;

          (ii) no gain or loss will be recognized by the Personal Finance Fund upon the transfer of substantially all of its assets to the MegaTrends Fund in exchange solely for voting shares of the MegaTrends Fund [Code Section 361(a)];

          (iii)no gain or loss will be recognized by the MegaTrends Fund upon the receipt of substantially all of the assets of the Personal Finance Fund in exchange solely for voting shares of MegaTrends Fund [Code Section 1032(a)];

          (iv) the basis of the assets of the Personal Finance Fund received by the MegaTrends Fund will be the same as the basis of such assets to the Personal Finance Fund immediately prior to the exchange [Code Section 362(b)];

          (v) the holding period of the assets of the Personal Finance Fund received by the MegaTrends Fund will include the period during which such assets were held by the Personal Finance Fund [Code
               Section 1223(2)];

          (vi) no gain or loss will be recognized to the shareholders of the Personal Finance Fund upon the exchange of their shares in the Personal Finance Fund for voting shares of the MegaTrends Fund (including fractional shares to which they may be entitled) [Code
               Section 354(a)(1)];

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                            Exhibit No. I - Agreement and Plan of Reorganization
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          (vii)the basis of the  MegaTrends  Fund voting shares  received by the
               Personal Finance Fund shareholders (including fractional shares to which they may be entitled) will be the same as the basis of the shares of the Personal Finance Fund surrendered in exchange therefor [Code Section 358(a)(1)];

          (viii) the holding period of the MegaTrends Fund voting shares received by the Personal Finance Fund shareholders (including fractional shares to which they may be entitled) will include the holding period of Personal Finance Fund shares surrendered in exchange therefor, provided that Personal Finance Fund shares were held as a capital asset on the date of the exchange [Code
               Section 1223(1)];

          (ix) pursuant to Section  381(a) of the Code and  Treasury  Regulation
               Section 1.381-1(a), the MegaTrends Fund will succeed to and take into account as of the date of the proposed transfer [as defined in Treasury Regulation (S)1.381(b)-1(b)] the items of described in Section 381(c) of the Code, including any "pro-change capital loss" of the Personal Finance Fund within the meaning of Treasury Regulation (S)1.383-1(c)(2), subject to the conditions and limitations specified in Sections 381(b) and (c), 382, 383 and 384 of the Code; and

          (x) where a dissenting shareholder of the Personal Finance Fund receives cash solely in exchange for his or her share, such cash will be treated as having been received by the shareholder as a distribution in redemption of his or her share subject to the provisions and limitations of Section 302 of the Code.

     In rendering such opinion, such legal counsel may rely on an opinion of Ohio and/or Massachusetts counsel reasonably acceptable to the Accolade Trust with respect to matters of Ohio and/or Massachusetts law, and on certificates of officers or Trustees of the Accolade Trust and/or Leeb Trust, in each case reasonably acceptable to the Accolade Trust.

9.   BROKERAGE FEES AND EXPENSES

     a. The Personal Finance Fund and the MegaTrends Fund each represent and warrant to the other that there are no brokers' or finders' fees payable in connection with the transactions provided for herein.

     b. The Personal Finance Fund and the MegaTrends Fund shall each bear such expenses of entering into and carrying out the provisions of this Agreement as have been separately incurred by it. No Party shall pay expenses, if any, of its shareholders arising out of the reorganization.

10.  TERMINATION WAIVER ORDER

     a. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the reorganization abandoned at any time whether before or after adoption hereof by the shareholders of the Personal Finance Fund prior to the Closing Date:

          (i)  by mutual consent of the Parties;

          (ii) by either of the Parties if any condition set forth in Section 8 hereof has not been fulfilled or waived by it;

     b. An election by a Party to terminate this Agreement and abandon the reorganization shall be exercised by its Board of Trustees;

     c. In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no effect without any liability on the part of either of the Parties or persons who are its trustees, officers or shareholders in respect of this Agreement, provided that this provision shall not protect any trustee or officer of either of the Parties against any liability to such Party or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

     d. At any time prior to the filing of the Articles of Transfer with the States of Ohio and Massachusetts, any of the terms or conditions of this Agreement may be waived by the Party entitled to the benefit thereof by action taken by its Board of Trustees, or its Chairman of the Board, if, in the judgment of the Board of Trustees or Chairman of the Board taking such action, such waiver will not have material adverse effect on the benefits intended under this Agreement to the shareholders of the Party on behalf of which such action is taken;

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                            Exhibit No. I - Agreement and Plan of Reorganization
                                                                          Page 6

     e. The respective representations and warranties of the Parties contained in Sections 4 through 7 hereof shall expire with, and be terminated by, the reorganization contemplated by this Agreement, and neither the respective Parties nor any of their trustees shall be under any liability with respect to any such representations or warranties after the Closing Date. This provision shall not protect any trustee or officer of a business trust against any liability to such business trust or to its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and

     f. If any order or orders of the Securities and Exchange Commission with respect to this Agreement shall impose any terms or conditions which are acceptable to both the Personal Finance Fund and the Acquiring Fund, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of the Personal Finance Fund, unless such terms and conditions shall result in a change in the method of computing the number of shares of MegaTrends Fund to be issued to the Personal Finance Fund, in which event, unless such terms and conditions shall have been included in the Combined Proxy Statement and prospectus solicitation materials furnished to the shareholders of the Personal Finance Fund prior to the meeting at which the transactions contemplated by this Agreement shall have been approved, this Agreement shall not be consummated and shall terminate unless the Personal Finance Fund shall promptly call a Special Meeting of Shareholders at which conditions so imposed shall be submitted for approval.

11.  ENTIRE AGREEMENT AND AMENDMENTS

     This Agreement embodies the entire agreement between the Parties and there are no agreements, understandings, restrictions or warranties among the Parties other than those set forth herein or herein provided for.

12.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original but all such counterparts together shall constitute but one instrument.

13.  NOTICES

     Any notice, report or demand required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage postpaid, addressed to the Personal Finance Fund at 45 Rockefeller Plaza, Suite 2570, New York, New York 10111, or the MegaTrends Fund, at P. O. Box 781234, San Antonio, Texas 78278-1234.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement and Plan of Reorganization to be executed on its behalf by its President or a Vice President and its seal to be affixed hereto and attested by its Secretary or Assistant Secretary, all as of the day and year first above written.

                                       LEEB PERSONAL FINANCE TRUST

Attest:

                                       By:
---------------------------------      ---------------------------------------
Secretary                              President



                                       ACCOLADE FUNDS

Attest:


                                       By:
---------------------------------      ---------------------------------------
Secretary                              President

                                Exhibit I - Agreement and Plan of Reorganization
                                                                          Page 7